UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Hartford Mutual Funds

Proxy Solicitation Script for Shareholder Answering Machines:

“Hello. My name is Ed Macdonald and I am the Chief Legal Officer for Hartford Funds.

I’m calling today because you’re a Shareholder in one of the Hartford Funds and we urgently need your vote for important proxy proposals. The Special Meeting of Shareholders for The Hartford Balanced Allocation Fund, The Hartford Conservative Allocation Fund and The Hartford Growth Allocation Fund that originally was scheduled for April 4th has been adjourned to May 9th.

And your proxy vote today can help us obtain the votes we need to pass these proposals.

The quickest way to record your vote is by using the phone or internet.  All of the details, including your control number, are in the materials we have previously sent to you.

To vote today, or if you have any questions, please call us at 1-855-976-3324.  That number again is 1-855-976-3324.

All of us here at Hartford Funds sincerely thank you for your time and your vote. Thanks again.”

The Hartford Balanced Allocation Fund

The Hartford Conservative Allocation Fund

The Hartford Growth Allocation Fund

Dear Shareholder,

We are writing to inform you that the Special Meeting of Shareholders of The Hartford Balanced Allocation Fund, The Hartford Conservative Allocation Fund and The Hartford Growth Allocation Fund (each a “Fund” and collectively, the “Funds”) has been adjourned in order to solicit additional votes.  The Special Meeting has been adjourned to May 9, 2014 at 10:00 a.m. Eastern Time at the offices of Hartford Funds Management Company, LLC, 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087.

We encourage you to read the proxy statement that contains detailed information regarding the proposals.  The proxy statement was included in our initial mailing to you and is also available on our website at www.hartfordfunds.com.  Although the response of our Shareholders who have voted has been extraordinarily positive, we need your favorable vote in order to pass these important proposals.  If you have already voted, we thank you for your vote.

PLEASE VOTE NOW

Your vote is important no matter the size of your Fund holdings. Please vote promptly so your vote can be received prior to the May 9, 2014 Special Meeting of Shareholders.

The Funds have made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY PHONE

Visit www.proxyvote.com as noted on your proxy card and enter the 12-digit control number that appears on the proxy card. Follow the on-screen prompts to vote.	Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with the 12-digit control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING

OBO

The Hartford Balanced Allocation Fund

The Hartford Conservative Allocation Fund

The Hartford Growth Allocation Fund

Dear Shareholder,

We are writing to inform you that the Special Meeting of Shareholders of The Hartford Balanced Allocation Fund, The Hartford Conservative Allocation Fund and The Hartford Growth Allocation Fund (each a “Fund” and collectively, the “Funds”) has been adjourned in order to solicit additional votes.  The Special Meeting has been adjourned to May 9, 2014 at 10:00 a.m. Eastern Time at the offices of Hartford Funds Management Company, LLC, 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087.

We encourage you to read the proxy statement that contains detailed information regarding the proposals.  The proxy statement was included in our initial mailing to you and is also available on our website at www.hartfordfunds.com.  Although the response of our Shareholders who have voted has been extraordinarily positive, we need your favorable vote in order to pass these important proposals.  If you have already voted, we thank you for your vote.

PLEASE VOTE NOW

If you have any questions or would like to vote, please call the number listed below:

1-855-976-3324

Your vote is important no matter the size of your Fund holdings. Please vote promptly so your vote can be received prior to the May 9, 2014 Special Meeting of Shareholders.

The Funds have made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY PHONE

Visit www.proxyvote.com as noted on your proxy card and enter the 12-digit control number that appears on the proxy card. Follow the on-screen prompts to vote.

Call the toll free phone number above   Monday – Friday, 9:30am – 9pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with the 12-digit control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING

Nobo/Reg